Exhibit 99.1

Rubrik Promotes Jesse Green to Chief Revenue Officer

•	Company Advances Proven Leader for the Next Phase of Growth and Scale

•	Rubrik Delivers Strong Fourth Quarter, Preliminary Results Exceed All Guidance Metrics

•	Rubrik Set to Report Fourth Quarter and Fiscal Year 2026 Results on March 12, 2026

PALO ALTO, Calif., February 4, 2026 – Rubrik, the Security and AI Operations Company, today announced the promotion of Jesse Green to Chief Revenue Officer. Green, who successfully served as President, Rubrik Americas, now will lead the company’s global revenue organization to continue to scale and accelerate the company’s rapid growth and industry leadership. He succeeds Brian McCarthy, who leaves for another opportunity. McCarthy built a strong organization and culture that delivered consistent results.

With nearly 25 years of go to market leadership experience including nearly three years at Rubrik, Green has a proven track record growing and leading teams through periods of rapid growth and scale at companies such as MongoDB, AppDynamics, and BMC Software.

“This is an exciting moment in time for Rubrik. Following our record third quarter, we just delivered a very strong fourth quarter with preliminary financial results exceeding all guided metrics,” said Bipul Sinha, Rubrik’s Chief Executive Officer, Chairman, and Co-Founder. “Under Jesse’s leadership the team has realized exceptional growth and I am confident our momentum will continue as we grow and expand our business around the world.”

“I am proud to lead a world-class team into our next phase of our growth,” said Jesse Green, Chief Revenue Officer, Rubrik. “Our customers benefit from a proven platform that delivers reliable cyber resilience across data, identity and AI. We look forward to helping our customers and partners deliver trusted AI transformation and agentic work at scale.”

Rubrik delivers Cyber Resilience and AI Agent Operations platforms to enable confident AI transformation and agent deployment at scale. The company continues to grow rapidly, expanding its platform both organically and through acquisitions, including Predibase and Laminar. Rubrik was recently recognized as a Leader in the IDC MarketScape: Worldwide Cyber-Recovery 2025 Vendor Assessment.

About Rubrik

Rubrik (NYSE: RBRK), the Security and AI Operations Company, leads at the intersection of data protection, cyber resilience, and enterprise AI acceleration. Rubrik Security Cloud delivers complete cyber resilience by securing, monitoring, and recovering data, identities, and workloads across clouds. Rubrik Agent Cloud accelerates trusted AI agent deployments at scale by monitoring and auditing agentic actions, enforcing real-time guardrails, fine-tuning for accuracy and undoing agentic mistakes.

For more information, please visit www.rubrik.com and follow @rubrikInc on X (formerly Twitter) and Rubrik on LinkedIn.

Additional Disclosures

Rubrik’s expectations regarding its fourth fiscal quarter and fiscal year 2026 financial results are preliminary and are subject to revision in connection with Rubrik’s financial closing procedures and finalization of Rubrik’s consolidated financial statements for the fiscal year ended January 31, 2026. Actual results may differ from these preliminary expectations.

Forward-Looking Statements

This press release and the related conference call contain express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Rubrik’s expectations for its preliminary financial results for the fourth quarter of fiscal year 2026 and full fiscal year 2026, Rubrik’s market position, market opportunities, and growth strategy, product initiatives, go-to-market motions and market trends. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” “outlook,” “guidance,” or the negative of these terms, where applicable, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond Rubrik’s control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the statements. Risks include but are not limited to Rubrik’s ability to successfully transition its sales and revenue leadership, Rubrik’s ability to effectively manage and retain talent in its sales organization, limited operating history, the growth rate of the market in which Rubrik competes, Rubrik’s ability to effectively manage and sustain its growth, Rubrik’s ability to introduce new products on top of its platform, Rubrik’s ability to compete with existing competitors and new market entrants, Rubrik’s ability to expand internationally, its ability to utilize AI successfully in its current and future products, and Rubrik’s ability to successfully integrate acquisitions into its business and operations. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in Rubrik’s most recent filings with the Securities and Exchange Commission, including in its Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2025. Forward-looking statements speak only as of the date the statements are made and are based on information available to Rubrik at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. Rubrik assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Corporate Communications Contact

Jessica Moore

Chief of Communications, Rubrik

415.244.6565

press@rubrik.com

Investor Relations Contact

Melissa Franchi

VP, Head of Investor Relations, Rubrik

781.367.0733

IR@rubrik.com